UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2014

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

817 North Russell Street Portland, Oregon	97227
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (888) 445-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2014, Munir Ali resigned as a director of our company due to other increased business commitments.  Mr. Ali was a board and audit committee member. Mr. Ali’s resignation was not as a result of a disagreement with our company on any matter relating to our operations, policies or practices.

We also announced that as part of a board approved restructuring plan, the position of Chief Operating Officer has been eliminated and Mr. Erick Siffert is no longer employed by our company.  We are in discussions with Mr. Siffert regarding a possible relationship.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1         News Release of January 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	January 13, 2014

By:	/s/ Jim Nowodworski
Jim Nowodworski
Chief Financial Officer